Exhibit 32.1

CERTIFICATION PURSUANT

Section 1350 Certification

In connection with the annual report of Drewrys Brewing Company (the "Company") on Form 10-Q for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission (the "Report"), I, Francis P. Manzo III, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Drewrys Brewing Company
May 20, 2013	By: /s/ Francis P. Manzo III
Francis P. Manzo III, President (Principal Executive Officer and Principal Accounting Officer)